Exhibit 5.2

Proskauer Rose LLP 2049 Century Park East, 32nd Floor Los Angeles, CA 90067-3206

August 24, 2016

Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor

New York, NY 10167

Re: Registration Statement of Ares Commercial Real Estate Corporation on Form S-3

Dear Ladies and Gentlemen:

We have acted as special counsel for Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2016, relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities (the “Securities”) of the Company with an aggregate offering price of up to $1,250,000,000 or the equivalent thereof in one or more foreign currencies: (i) debt securities (the “Debt Securities”); (ii) preferred stock (the “Preferred Stock”); (iii) common stock, par value $0.01 per share (the “Common Stock”); (iv) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities, separately or as units comprised of any combination of the foregoing (the “Warrants”); (v) subscription rights to purchase Common Stock (the “Rights”) and (vi) units comprised of a combination of any of the foregoing securities (the “Units”).  The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                     the Registration Statement; and

(ii)                                  such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed (a) that the parties thereto (i) are duly organized and validly existing in good standing in their respective jurisdictions of incorporation or formation, (ii) have complied with all aspects of the laws of their respective jurisdictions of incorporation or formation in connection with the issuance of the Securities and the related transactions and (iii) had the power, corporate or other, to enter into and perform all obligations thereunder and (b) the due authorization by all requisite action, corporate or other (“Company Action”), and the execution and delivery by the parties thereto of such documents and the validity and binding effect thereof on such parties.

In addition, we have assumed that (a) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper Company Action; (b) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the

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Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (c) any Debt Securities will be issued pursuant to one or more indentures, each to be between the Company and a financial institution identified therein as trustee; (d) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (e) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as warrant agent; (f) any Rights will be issued under one or more agreements defining the Rights (a “rights agreement”), each to be between the Company and a financial institution identified therein; (g) any Units will be issued under one or more agreements defining the Units (a “unit agreement”), each to be between the Company and a financial institution identified therein; (h) if being sold by the Company, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Company Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (i) the laws of the State of New York will be the governing law under any indenture, warrant agreement, rights agreement or unit agreement; (j) the Company will remain a Maryland corporation; and (k) the Securities will not be issued in violation of the ownership limit contained in the Charter.

To the extent our opinions set forth below relate to the enforceability of the choice of New York law and choice of New York forum provisions, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated hereby. As to facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others.

Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Covered Law”).  We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any such non-covered law on the opinions herein stated.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a)                                 we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

(b)                                 we do not express any opinion as to any provision with respect to the enforceability of (i) any consent to, or restriction upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (ii) any provision that allows liquidated damages, prepayment fees, cumulative remedies, late charges, default interest, make-whole premiums or forfeitures or other economic remedies to the extent such provisions are deemed to constitute a penalty or (iii) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, or the severability, if invalid, of provisions to the foregoing effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)                                 The Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

(2)                                 The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

(3)                                 The Rights, upon due execution and delivery of a rights agreement relating thereto on behalf of the Company, and, if applicable, upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, global securities therefor or the entry of the issuance in the books and records of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

(4)                                 The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company and the unit agent named therein and due authentication of the Units by such unit agent, and upon due execution and delivery of the Units on behalf of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

The opinions set forth in paragraphs (1), (2), (3) and (4) above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Debt Securities, the Warrants, the Rights, the Units and any indenture, warrant agreement, rights agreement or unit agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ PROSKAUER ROSE LLP
Los Angeles, California